Exhibit 99.1

Solana Company Announces Updated SOL Holdings and Industry Leading Staking Yield

NEWTOWN, Pa., Oct. 29, 2025 (GLOBE NEWSWIRE) – Solana Company (NASDAQ: HSDT) (the “Company” or “HSDT) today announced its updated Solana (“SOL”) token and cash holdings as of Oct. 29 at 12:00 am ET, as well as its current staking performance.

This update reflects the Company’s continued execution of its mission to maximize SOL per share through disciplined execution of its digital asset treasury strategy including capital deployment, active onchain management, and transparent reporting.

As of Oct. 29, the Company and its subsidiaries collectively hold over 2.3 million SOL, which is an increase of roughly 0.1 million since our last update on Oct. 6. The Company and its subsidiaries also collectively hold in excess of $15 million of cash and stablecoins, which it intends to use to further the digital asset strategy.

For the month of October through October 27th (the latest complete epoch), the Company’s average gross staking yield was 7.03% APY. This performance was approximately 36 basis points better than the 6.67% APY stake-weighted average of the top 10 validators over that same period. Solana Company’s SOL holdings are primarily staked through institutional-grade validator infrastructure, with rewards automatically restaked to compound returns. This staking yield translates to consistent daily onchain revenue generation while preserving full liquidity and custody of underlying assets.

“Our strategy integrates disciplined capital markets execution with high-performance on–chain yield,” said Cosmo Jiang, General Partner at Pantera Capital and Board Observer at the Company. “HSDT has increased its SOL holdings by roughly 5% in less than a month. Additionally, with a gross staking yield of over 7%, our Solana holdings are compounding and outperforming benchmarks by more than 35 basis points. We believe this consistent alpha demonstrates the strength of our active management mode, which captures both onchain productivity and capital markets efficiency.”

“Institutional engagement with Solana Company has accelerated following key network milestones and ecosystem developments,” said Joseph Chee, Executive Chairman of Solana Company and Chairman of Summer Capital. “We remain focused on transparency and growth, operating at the intersection of capital markets and blockchain innovation. The goal is to develop a compounding vehicle that grows intrinsic value through disciplined capital allocation and long-term alignment with the Solana network’s success.”

Solana remains one of the world’s fastest-growing blockchain networks, processing over 3,500 transactions per second and maintaining approximately 3.7 million daily active wallets. The network is among the leaders in transaction revenue and user adoption, offering an estimated 7% native staking yield, positioning SOL as a financially productive asset for long-term treasuries.

Created in partnership with Pantera Capital and Summer Capital, the Solana Company serves as the market’s dedicated vehicle for institutional participation in the Solana ecosystem. Its approach integrates capital markets access, onchain management, and long-term staking to compound SOL-denominated returns. Through transparent disclosures on asset composition, yield, and performance, the Company provides investors with a structured, regulated channel to capture Solana’s growth.

For additional information, including the latest Chairman’s Note and corporate presentation, please visit https://www.solanacompany.co/investor-relations.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements are statements other than historical facts and include, without limitation, statements regarding the potential for and amount of additional cash proceeds from warrant exercises, the anticipated use of proceeds from the announced Offering, future stockholder approvals, future announcements and priorities, expectations regarding management, corporate governance, market position, business strategies, future financial and operating performance, and other projections or statements of plans and objectives.

These forward-looking statements are based on current expectations, estimates, assumptions, and projections, and involve known and unknown risks, uncertainties, and other factors—many of which are beyond the Company’s control—that may cause actual results, performance, or achievements to differ materially from those expressed or implied by such statements. Important factors that may affect actual results include, among others, the Company’s ability to execute its growth strategy; its ability to raise and deploy capital effectively; developments in technology and the competitive landscape; the market performance of SOL; and other risks and uncertainties described under “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on March 25, 2025, and in other subsequent filings with the SEC. These filings are available at www.sec.gov. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

About Solana Company

Solana Company (NASDAQ: HSDT) is a listed digital asset treasury dedicated to acquiring and holding Solana (SOL). Created in partnership with Pantera Capital and Summer Capital, Solana Company’s objective is to maximize SOL per share through strategic use of capital markets and onchain opportunities, offering public market investors direct exposure to Solana’s secular growth.

For more information, please visit www.solanacompany.co or follow us on X (@Solana_Company).

Media Contacts:

Solana Companyir@solanacompany.co

Pantera Capital Management LPir@panteracapital.com

Summer Capital Limitedpr@summer-cap.com